EXHIBIT 24

                   Certified copies of the Resolutions
                  of the Registrant's Board of Directors
          authorizing the filing of this Registration Statement
                       and the signature of same by
the Officers and Directors of the Registrant by Power of Attorney.

                         COMPASS BANCSHARES, INC.


                CERTIFIED COPY OF PREAMBLES AND RESOLUTIONS
            OF THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS


     I, the undersigned, hereby certify that the following is a true and correct copy of preambles and resolutions duly adopted at a meeting of the Executive Committee of the Board of Directors of Compass Bancshares, Inc. (the "Corporation") on the 19th day of February, 1996, a majority of the members of the Executive Committee of the Board of Directors being present and constituting a quorum for the transaction of business:


          WHEREAS, the Corporation heretofore established the Compass Bancshares, Inc. Employee Stock Ownership
     Plan (the "Plan") for the benefit of its employees and the employees of its affiliates;


          WHEREAS, the Executive Committee of the Board of Directors has determined that it is in the best interests of the Corporation and for the purposes of carrying out the objects of its charter to issue an additional 3,100,000 shares of common stock under the Plan, in such form and with such terms as may be deemed desirable and in the best interests of the Corporation by the officers;


          NOW, THEREFORE, BE IT RESOLVED that the proper officers of the Corporation be and hereby are authorized to file such applications, declarations and statements with the Securities and Exchange Commission as they deem necessary and as counsel may advise with respect to the issuance of an additional 3,100,000 shares of common stock of the Corporation under and in accordance with the terms of the Plan, such authority to include the filing of a registration statement on Form S-8, together with all necessary or appropriate amendments thereto; and


          RESOLVED, FURTHER, that for the purpose of signing and filing with Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the issuance and sale of such common stock of this Corporation, and of amending such Registration Statement or remedying any deficiencies with respect thereto by appropriate amendment or amendments, the members of the Corporation's Board of Directors and its officers are authorized to give their several powers of attorney to Jerry W. Powell and Daniel B. Graves in substantially the form of power of attorney presented to this meeting.


     Dated as of the 9th day of August, 1996.

                                   COMPASS BANCSHARES, INC.



                                   By:/s/ Daniel B. Graves
                                      -----------------------
                                      Daniel B. Graves
                                      Its Assistant Secretary